Cancer Genetics Inc. Announces a Partnership with ICON’s Laboratory Services To Offer Comprehensive Oncology Laboratory Testing & Solutions

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The companies have entered into an agreement to offer biotech and pharmaceutical clients access to ICON Laboratory Services’ global central laboratory experience combined with Cancer Genetic’s expertise in oncology testing and genomic assay development.

RUTHERFORD, N.J., July 7, 2015 (GLOBE NEWSWIRE) - Cancer Genetics, Inc. (Nasdaq:CGIX) (“CGI” or “the Company”), an emerging leader in DNA-based diagnostics, announced today that it has entered into a partnership with the Laboratory Services group of ICON plc, the global CRO (Nasdaq:ICLR).

ICON’s Laboratory Services provide global testing services to the pharmaceutical, biotechnology and medical device industries. The partnership will provide clients access to combined expertise ranging from complex, oncology-focused genomic testing to core central laboratory analysis, project and data management and sample logistics on a global basis.

Oncology testing services are central to CGI’s business model and are also a core focus area for ICON Laboratory Services. Together, the two companies will leverage their respective expertise to provide key insights to the oncology drug development and clinical trial process: ICON’s expertise in strategic development and in management and analysis of lab data from large-scale clinical programmes, and CGI’s extensive knowledge in applying genomics and other advanced technologies focused on cancer. The partnership is focused on providing a comprehensive, integrated and efficient solution for laboratory testing for global oncology trials from Phase 1 through Phase IV.

“We are looking forward to working with the CGI team and to enhancing our client offering with complementary laboratory service programs,” said James Miskel, Executive Vice President, ICON Laboratory Services.  “Together, CGI and ICON are uniquely positioned to provide a full range of comprehensive lab solutions for our customers with current and future oncology-focused clinical trials.”

With the projected value of the cancer diagnostics market estimated to reach $169B globally by 2020, the industry has growing demand for complex oncology laboratory testing services. CGI provides complex genomic testing for six out of ten major pharmaceutical companies in the US.

“This partnership will satisfy the enormous need among biotech and pharmaceutical companies for more efficient and comprehensive testing solutions by integrating CGI's specialized, genomic testing to ICON’s laboratory solutions, “ said Panna Sharma, CEO of Cancer Genetics.”

For more information, visit www.cancergenetics.com

About Cancer Genetics (Nasdaq: CGIX)
Cancer Genetics Inc. is an emerging leader in DNA-based cancer diagnostics. Our tests target difficult to diagnose hematological, urogenital and HPV-associated cancers. They are designed to guide the prognosis and treatment of these cancers with the goal of improving outcomes for patients. We have established strong clinical research collaborations with major cancer centers such as Memorial Sloan Kettering, The Cleveland Clinic, Mayo Clinic and the National Cancer Institute. We also offer a comprehensive range of non-proprietary oncology-focused tests and laboratory services that provide critical genomic information to healthcare professionals and biopharmaceutical companies. Our state-of-the-art reference labs are CLIA certified and CAP accredited in the US and have licensure from several states including New York State.

For more information, please visit or follow us:
Internet: http://www.cancergenetics.com
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About ICON plc (Nasdaq: ICLR)
ICON plc is a global provider of drug development solutions and services to the pharmaceutical, biotechnology and medical device industries. The company specialises in the strategic development, management and analysis of programs that support clinical development - from compound selection to Phase I-IV clinical studies. With headquarters in Dublin, Ireland, ICON currently, operates from 83 locations in 38 countries and has approximately 11200 employees.

Forward Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. products and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that the transaction will not close or, if it closes, will not realize the currently anticipated benefits, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Company’s Form 10-K for the year ended December 31, 2014 and 10-Q for the quarter ended March 31, 2015 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics disclaims any obligation to update these forward-looking statements.